UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2026

BEST SPAC I Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-42700	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701, 7/Floor

United Building

17-19 Jubilee Street

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 702 287 9776

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, and one right to receive one-tenth of one Class A ordinary share	BSAAU	The Nasdaq Stock Market LLC
Class A ordinary shares	BSAA	The Nasdaq Stock Market LLC
Rights	BSAAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2026, BEST SPAC I Acquisition Corp. (the “Company”) held its extraordinary general meeting (the “EGM”), at which the shareholders voted on the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to extend the date by which it has to consummate a business combination for an additional twelve (12) months from June 16, 2026 to June 16, 2027 (the “Charter Amendment Proposal”). For more information on the proposal, please refer to the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 28, 2026. The Company’s shareholders approved the Charter Amendment Proposal at the EGM.

Following the shareholder approval, the Company filed the Second Amended and Restated Memorandum and Articles of Association (the “Amended Charter”), which is effective as of May 19, 2026, with the Registrar of Corporate Affairs at the British Virgin Islands, under which the Company has up to 24 months from its initial public offering (i.e., until June 16, 2027) to consummate an initial business combination.

The foregoing description of the Amended Charter is not complete and is subject to and qualified in its entirety by reference to the Second Amended and Restated Memorandum and Articles of Association, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and the provisions of which are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As of April 10, 2026, the record date for the EGM, there were 7,399,500 ordinary shares outstanding and entitled to vote. At the EGM, 6,169,960 ordinary shares, representing 83.38% of the total outstanding ordinary shares as of the record date, were present in person or by virtual attendance or represented by proxy, constituting a quorum for the transaction of business. Adoption of the Charter Amendment Proposal required approval by a majority of the ordinary shares present in person or by virtual attendance or represented by proxy which were present at the Extraordinary Meeting and were voted. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,308,619	2,861,341	0	0

Redemption of Ordinary Shares

In connection with the shareholders’ vote at the EGM, an aggregate of 5,333,287 ordinary shares were tendered for redemption.

Item 8.01. Other Events.

On May 19, 2026, BEST SPAC I (Holdings) Corp. (the “Sponsor”) entered into an assignment of economic interest agreement with an unaffiliated third party. In exchange for such third party agreeing to vote 451,243 shares of the Company’s Class A ordinary shares sold in its initial public offering in favor of the Charter Amendment Proposal, the Sponsor agreed to transfer to such third party an aggregate of 50,000 shares of the Company’s Class B ordinary shares held by the Sponsor immediately following the release or expiration of any transfer restrictions after the consummation of an initial business combination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST SPAC I Acquisition Corp.

	By:	/s/ Xiangge Liu
	Name:	Xiangge Liu
	Title:	Chief Executive Officer

Dated: May 19, 2026

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